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                                                                   EXHIBIT 10.6

                                SECOND AMENDMENT
                                     TO THE
                                  ZONAGEN, INC.
                 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

         This Second Amendment to the Zonagen, Inc. (the "Company") 2000 Non-Employee Directors' Stock Option Plan, as amended, (the "Amendment") is executed pursuant to Section 12 of the Company's 2000 Non-Employee Directors' Stock Option Plan (the "Plan"). All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

         WHEREAS, the Company's Board of Directors (the "Board") is authorized by Section 12 of the Plan to amend the Plan from time to time, subject to any required stockholder approval of any such amendments; and

         WHEREAS, the Board desires to amend the Plan, effective as of June 27, 2002, to allow for issuance of stock awards and options under the Plan in order to allow the Company to pay fees for certain meetings owed to directors in stock awards and options in lieu of cash; and

         WHEREAS, such amendments do not require stockholder approval as set forth in Section 12 of the Plan.

         NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows:

         1. Section 7(a) of the Plan up to but not including subsections (i) and
(ii) thereunder, which subsections shall remain, is hereby deleted in its entirety and replaced with the following:

                  "(a) PER-MEETING FEE. The Company shall pay each Non-Employee Director One Thousand Dollars ($1,000) (the "Director Fee") in
                  (x) cash, (y) shares of Common Stock; or (z) an Option (the "Director Fee Option") to purchase shares of Common Stock, at his or her election, for each meeting of the Board or any committee of the Board at which he or she attends in person or telephonically. If a Non-Employee Director elects to receive Common Stock or an Option, the number of shares to be granted pursuant to this Section 7(a) shall be determined in accordance with the following:"

         2. Except as amended hereby, the terms and provisions of the Plan shall remain in full force and effect, and the Plan and this Amendment shall be read, taken and construed as one and the same instrument.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption and approval of the foregoing Second Amendment to the Plan by the Board, the Company has caused this Amendment to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of the 24th day of October, 2002.


                                     ZONAGEN, INC.


                                     By:  /s/ Joseph S. Podolski
                                          -------------------------------------
                                          Joseph S. Podolski,
                                          President and Chief Executive Officer